Tyler Technologies Reports Earnings for Third Quarter 2023
SaaS revenues grew 26%; cash from operations rose 37.2%
PLANO, Texas – November 1, 2023 – Tyler Technologies, Inc. (NYSE: TYL) today announced financial results for the third quarter ended September 30, 2023.
Third Quarter 2023 Financial Highlights:
Revenues
Total revenues were $494.7 million, up 4.5% from the third quarter of 2022. On an organic basis, revenues grew 6.0%.
Recurring Revenues
Recurring revenues from maintenance and subscriptions were $412.7 million, up 11.0% from the third quarter of 2022, and comprised 83.4% of total revenues (compared to 78.5% for the third quarter of 2022). On an organic basis, recurring revenues grew 9.8%.
•Subscription revenues were $295.2 million, up 16.1% from the third quarter of 2022. On an organic basis, subscription revenues grew 14.7%. Within subscriptions:
◦SaaS revenues grew organically 26.0% to $138.5 million.
◦Transaction-based revenues grew 8.5% to $156.7 million. On an organic basis, transaction-based revenues grew 6.0%.
◦SaaS arrangements comprised approximately 80% of the total new software contract value, compared to approximately 91% for the third quarter of 2022.
•Annualized recurring revenue (ARR) was $1.65 billion, up 11.0% from the third quarter of 2022.
Earnings/EBITDA
•GAAP operating income was $63.9 million, up 5.0% from the third quarter of 2022. Non-GAAP operating income was $122.5 million, up 4.0% from the third quarter of 2022.
•GAAP net income was $47.0 million, or $1.10 per diluted share, down 11.7% from the third quarter of 2022. Non-GAAP net income was $91.6 million, or $2.14 per diluted share, up 4.9% from the third quarter of 2022.
•Adjusted EBITDA was $132.5 million, up 4.4% from the third quarter of 2022.
Cash Flow
Cash flows from operations were $177.5 million, up 37.2%, compared to $129.4 million for the third quarter of 2022. Free cash flow was $162.7 million, up 40.7%, compared to $115.6 million for the third quarter of

Tyler Technologies Reports Earnings
for Third Quarter 2023
November 1, 2023

2022. During the third quarter, cash tax payments included approximately $22 million related to IRS Section 174 capitalization rules.
Acquisition
During the third quarter, we completed the acquisition of Computer Systems Innovations (CSI) for a cash purchase price of approximately $36 million, net of cash acquired.
"Our third quarter earnings and cash flow surpassed expectations and reflect a continuation of solid execution on key operational initiatives," said Lynn Moore, Tyler's president and chief executive officer. "We achieved strong performance across our key metrics, with double-digit recurring revenue growth and free cash flow growth of more than 40%. We're pleased that SaaS revenues grew 26% organically, exceeding our near-term SaaS growth expectations of a 20% CAGR outlined during our June Investor Day. This represents our 11th consecutive quarter of SaaS revenue growth of 20% or more. Additionally, operating margins exceeded our plan and we remain on track to return to operating margin expansion in 2024.
"Our results demonstrate the strength and resilience of our business model against a backdrop of stable public sector demand, as our leading sales activity indicators remain strong. M&A is one of our key growth pillars, and during the quarter we enhanced our product portfolio by acquiring CSI, which brings AI-driven automation and enhanced document processing technology that can be leveraged across many of Tyler's vertical applications. We continue to prioritize debt reduction with our free cash flow, and we reduced our term debt by $135 million during the quarter, bringing our net leverage to 1.24 times proforma EBITDA. Our strong year-to-date performance is underpinned by our powerful growth algorithm, strong balance sheet, and our unique ability to deliver mission-critical cloud-based solutions enabling the public sector's ongoing digital transformation," concluded Moore.
Guidance for 2023
As of November 1, 2023, Tyler Technologies is providing the following guidance for the full year 2023:
•Total revenues are expected to be in the range of $1.942 billion to $1.962 billion.
•GAAP diluted earnings per share are expected to be in the range of $3.82 to $3.96 and may vary significantly due to the impact of stock option activity on the GAAP effective tax rate.
•Non-GAAP diluted earnings per share are expected to be in the range of $7.66 to $7.80.
•Interest expense is expected to be approximately $24 million, including approximately $5 million of non-cash amortization of debt discounts and issuance costs.
•Pretax non-cash, share-based compensation expense is expected to be approximately $110 million.
•Research and development expense is expected to be in the range of $114 million to $115 million.
•Fully diluted shares for the year are expected to be in the range of 42.5 million to 43.0 million shares.
•GAAP earnings per share assumes an estimated annual effective tax rate of approximately 16.5% after discrete tax items, including approximately $9 million of discrete tax benefits related to share-based compensation.

Tyler Technologies Reports Earnings
for Third Quarter 2023
November 1, 2023

•The non-GAAP annual effective tax rate is expected to be 22.0%.
•Capital expenditures are expected to be in the range of $58 million to $60 million, including approximately $35 million of capitalized software development costs. Total depreciation and amortization expense is expected to be approximately $148 million, including approximately $109 million from amortization of acquisition intangibles.
GAAP to non-GAAP guidance reconciliation
Non-GAAP diluted earnings per share excludes the estimated full-year impact of non-cash share-based compensation expense and employer portion of payroll tax related to employee stock transactions of approximately $110 million, amortization of acquired software and intangible assets of approximately $109 million, and acquisition-related costs, lease restructuring costs and other of approximately $6 million. Additionally, the non-GAAP tax rate of 22.0% is estimated periodically as described below under "Non-GAAP Financial Measures" and excludes approximately $9 million of estimated discrete tax benefits that are included in the GAAP estimated annual effective tax rate.
Conference Call
Tyler Technologies will hold a conference call on Thursday, November 2, 2023, at 10:00 a.m. ET to discuss the company’s results. Participants can pre-register for the teleconference at the following link: https://conferencingportals.com/event/eqivMdEU. Registered participants will receive an email with a calendar reminder, dial-in number, and conference ID that allows them immediate access to the call.
The live audio webcast and archived replay can also be accessed at https://investors.tylertech.com/events-and-presentations/default.aspx.
About Tyler Technologies, Inc.
Tyler Technologies (NYSE: TYL) provides integrated software and technology services to the public sector. Tyler's end-to-end solutions empower local, state, and federal government entities to operate more efficiently and transparently with residents and each other. By connecting data and processes across disparate systems, Tyler's solutions transform how clients turn actionable insights into opportunities and solutions for their communities. Tyler has more than 40,000 successful installations across nearly 13,000 locations, with clients in all 50 states, Canada, the Caribbean, Australia, and other international locations. Tyler has been recognized numerous times for growth and innovation, including Government Technology's GovTech 100 list. More information about Tyler Technologies, an S&P 500 company headquartered in Plano, Texas, can be found at tylertech.com.
Non-GAAP Financial Measures
Tyler Technologies has provided in this press release financial measures that have not been prepared in accordance with generally accepted accounting principles (GAAP) and are therefore considered non-GAAP financial measures. This information includes non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share, EBITDA, adjusted EBITDA, and free cash flow. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating Tyler’s ongoing operational performance because they provide additional insight in comparing results from period to period. Tyler believes the use of these non-GAAP financial measures

Tyler Technologies Reports Earnings
for Third Quarter 2023
November 1, 2023

provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures. Non-GAAP financial measures discussed above exclude share-based compensation expense, employer portion of payroll taxes on employee stock transactions, expenses associated with amortization of intangibles arising from business combinations, acquisition-related expenses, and lease restructuring costs and other. Annualized recurring revenues (ARR) is calculated by annualizing the current quarter's recurring revenues from maintenance and subscriptions.
Tyler currently uses a non-GAAP tax rate of 22.0%. This rate is based on Tyler's estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating Tyler's non-GAAP income, as well as significant non-recurring tax adjustments. The non-GAAP tax rate used in future periods will be reviewed periodically to determine whether it remains appropriate in consideration of factors including Tyler's periodic annual effective tax rate calculated in accordance with GAAP, changes resulting from tax legislation, changes in the geographic mix of revenues and expenses, and other factors deemed significant. Due to differences in tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to Tyler's estimated annual tax rate as described above, the estimated tax rate on non-GAAP income may differ from the GAAP tax rate and from Tyler's actual tax liabilities.
Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial information prepared in accordance with GAAP. The non-GAAP measures used by Tyler Technologies may be different from non-GAAP measures used by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which has been provided in the financial statement tables included below in this press release.
Forward-looking Statements
This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical in nature and typically address future or anticipated events, trends, expectations or beliefs with respect to our financial condition, results of operations or business. Forward-looking statements often contain words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” “plans,” “intends,” “continues,” “may,” “will,” “should,” “projects,” “might,” “could” or other similar words or phrases. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. We believe there is a reasonable basis for our forward-looking statements, but they are inherently subject to risks and uncertainties and actual results could differ materially from the expectations and beliefs reflected in the forward-looking statements. We presently consider the following to be among the important factors that could cause actual results to differ materially from our expectations and beliefs: (1) changes in the budgets or regulatory environments of our clients, primarily local and state governments, that could negatively impact information technology spending; (2) disruption to our business and harm to our competitive position resulting from cyber-attacks and security vulnerabilities; (3) our ability to protect client information from security breaches and provide uninterrupted operations of data centers; (4) our ability to achieve growth or operational synergies through the integration of acquired businesses, while avoiding unanticipated costs and disruptions to existing operations; (5) material portions of our business require the Internet infrastructure to be adequately maintained; (6) our ability to achieve our financial forecasts due to various factors, including project delays by our clients, reductions in transaction size, fewer transactions, delays in delivery of new products or releases or a decline in our renewal rates for service agreements; (7) general economic, political and market conditions, including continued inflation and rising interest rates; (8)

Tyler Technologies Reports Earnings
for Third Quarter 2023
November 1, 2023

technological and market risks associated with the development of new products or services or of new versions of existing or acquired products or services; (9) competition in the industry in which we conduct business and the impact of competition on pricing, client retention and pressure for new products or services; (10) the ability to attract and retain qualified personnel and dealing with the loss or retirement of key members of management or other key personnel; and (11) costs of compliance and any failure to comply with government and stock exchange regulations. These factors and other risks that affect our business are described in our filings with the Securities and Exchange Commission, including the detailed “Risk Factors” contained in our most recent annual report on Form 10-K and quarterly report on Form 10-Q. We expressly disclaim any obligation to publicly update or revise our forward-looking statements.
(Comparative results follow)
Contact: Hala Elsherbini
Senior Director, Investor Relations
Tyler Technologies, Inc.
972-713-3770 ext. 1143
hala.elsherbini@tylertech.com

Source: Tyler Technologies
#TYL_Financial
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TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022

Revenues:
Subscriptions	$295,190	$254,346	$873,444	$755,604
Maintenance	117,484	117,338	349,154	351,182
Professional services	61,126	71,818	188,475	213,770
Software licenses and royalties	10,554	20,269	30,463	51,784
Hardware and other	10,330	9,420	29,281	25,643
Total revenues	494,684	473,191	1,470,817	1,397,983

Cost of revenues:
Subscriptions, maintenance, and professional services	247,781	245,711	755,985	738,712
Software licenses and royalties	3,120	1,655	7,865	4,647
Amortization of software development	3,083	1,507	8,568	3,993
Amortization of acquired software	9,035	13,622	26,879	40,882
Hardware and other	6,505	6,033	23,346	19,219
Total cost of revenues	269,524	268,528	822,643	807,453

Gross profit	225,160	204,663	648,174	590,530

Sales and marketing expense	35,898	33,688	110,104	100,776
General and administrative expense	78,519	69,931	228,560	200,440
Research and development expense	28,282	25,190	83,421	72,517
Amortization of other intangibles	18,526	14,941	55,300	43,259

Operating income	63,935	60,913	170,789	173,538

Interest expense	(5,808)	(9,258)	(19,879)	(20,276)
Other income, net	787	131	2,676	712
Income before income taxes	58,914	51,786	153,586	153,974
Income tax provision (benefit)	11,903	(1,447)	26,570	20,811
Net income	$47,011	$53,233	$127,016	$133,163

Earnings per common share:
Basic	$1.12	$1.28	$3.02	$3.21
Diluted	$1.10	$1.26	$2.97	$3.14

Weighted average common shares outstanding:
Basic	42,087	41,600	42,002	41,523
Diluted	42,841	42,407	42,736	42,425

TYLER TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
Reconciliation of non-GAAP gross profit and margin	2023	2022	2023	2022
GAAP gross profit	$225,160	$204,663	$648,174	$590,530
Non-GAAP adjustments:
Add: Share-based compensation expense included in cost of revenues	6,847	7,181	19,626	20,820
Add: Amortization of acquired software	9,035	13,622	26,879	40,882
Non-GAAP gross profit	$241,042	$225,466	$694,679	$652,232
GAAP gross margin	45.5%	43.3%	44.1%	42.2%
Non-GAAP gross margin	48.7%	47.6%	47.2%	46.7%

	Three months ended September 30,		Nine months ended September 30,
Reconciliation of non-GAAP operating income and margin	2023	2022	2023	2022
GAAP operating income	$63,935	$60,913	$170,789	$173,538
Non-GAAP adjustments:
Add: Share-based compensation expense	26,981	26,912	80,905	77,991
Add: Employer portion of payroll tax related to employee stock transactions	43	86	1,191	1,196
Add: Acquisition-related costs	183	183	255	1,214
Add: Lease restructuring costs and other	3,812	1,159	5,357	1,159
Add: Amortization of acquired software	9,035	13,622	26,879	40,882
Add: Amortization of other intangibles	18,526	14,941	55,300	43,259
Non-GAAP adjustments subtotal	58,580	56,903	169,887	165,701
Non-GAAP operating income	$122,515	$117,816	$340,676	$339,239
GAAP operating margin	12.9%	12.9%	11.6%	12.4%
Non-GAAP operating margin	24.8%	24.9%	23.2%	24.3%

	Three months ended September 30,		Nine months ended September 30,
Reconciliation of non-GAAP net income and earnings per share	2023	2022	2023	2022
GAAP net income	$47,011	$53,233	$127,016	$133,163
Non-GAAP adjustments:
Add: Total non-GAAP adjustments to operating income	58,580	56,903	169,887	165,701
Less: Tax impact related to non-GAAP adjustments	(13,946)	(22,737)	(44,594)	(51,115)
Non-GAAP net income	$91,645	$87,399	$252,309	$247,749
GAAP earnings per diluted share	$1.10	$1.26	$2.97	$3.14
Non-GAAP earnings per diluted share	$2.14	$2.06	$5.90	$5.84

TYLER TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
Detail of share-based compensation expense	2023	2022	2023	2022
Subscriptions, maintenance, and professional services	$6,847	$7,181	$19,626	$20,820
Sales and marketing expense	2,628	2,206	7,388	6,571
General and administrative expense	17,506	17,525	53,891	50,600
Total share-based compensation expense	$26,981	$26,912	$80,905	$77,991

	Three months ended September 30,		Nine months ended September 30,
Reconciliation of EBITDA and adjusted EBITDA	2023	2022	2023	2022
GAAP net income	$47,011	$53,233	$127,016	$133,163
Amortization of other intangibles	18,526	14,941	55,300	43,259
Depreciation and amortization included in cost of revenues, sales and marketing expense, general and administrative expense, and research and development expense	17,420	22,646	55,199	67,262
Interest expense	6,640	9,257	19,879	20,276
Income tax provision (benefit)	11,903	(1,447)	26,570	20,811
EBITDA	$101,500	$98,630	$283,964	$284,771
Share-based compensation expense	26,981	26,912	80,905	77,991
Acquisition-related costs	183	183	255	1,214
Lease restructuring costs and other asset write-offs	3,812	1,159	5,357	1,159
Adjusted EBITDA	$132,476	$126,884	$370,481	$365,135

	Three months ended September 30,		Nine months ended September 30,
Reconciliation of free cash flow	2023	2022	2023	2022
Net cash provided by operating activities	$177,496	$129,378	$233,021	$259,598
Less: additions to property and equipment	(6,136)	(4,684)	(12,506)	(17,441)
Less: capitalized software development	(8,694)	(9,094)	(27,447)	(25,557)
Free cash flow	$162,666	$115,600	$193,068	$216,600

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
 (Unaudited)

	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$131,486	$173,857
Accounts receivable, net	623,613	577,257
Short-term investments	11,623	37,030
Prepaid expenses and other current assets	67,636	59,098
Income tax receivable	7,633	—
Total current assets	841,991	847,242

Accounts receivable, long-term portion	10,123	8,271
Operating lease right-of-use assets	42,513	50,989
Property and equipment, net	165,737	172,786

Other assets:
Software development costs, net	66,434	48,189
Goodwill	2,510,488	2,489,308
Other intangibles, net	938,277	1,002,164
Non-current investments	9,553	18,508
Other non-current assets	52,313	49,960
Total assets	$4,637,429	$4,687,417

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$267,068	$236,754
Operating lease liabilities	11,527	10,736
Current income tax payable	—	43,667
Deferred revenue	600,439	568,538
Current portion of term loans	30,000	30,000
Total current liabilities	909,034	889,695

Term loans	109,395	362,905
Convertible senior notes due 2026, net	595,775	594,484
Deferred revenue, long-term	727	2,037
Deferred income taxes	105,002	148,891
Operating lease liabilities, long-term	42,098	48,049
Other long-term liabilities	22,547	16,967
Total liabilities	1,784,578	2,063,028

Shareholders' equity	$2,852,851	$2,624,389
Total liabilities and shareholders' equity	$4,637,429	$4,687,417

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Cash flows from operating activities:
Net income	$47,011	$53,233	$127,016	$133,163
Adjustments to reconcile net income to cash provided by operations:
Depreciation and amortization	38,450	41,084	114,198	116,950
(Gains) losses from sale of investments	(1)	97	1	44
Share-based compensation expense	26,981	26,912	80,905	77,991
Operating lease right-of-use assets expense	5,689	4,136	12,258	9,240
Deferred income tax benefit	(4,335)	(13,709)	(44,000)	(32,845)
Other	(47)	—	398	—
Changes in operating assets and liabilities, exclusive of effects of acquired companies	63,748	17,625	(57,755)	(44,945)
Net cash provided by operating activities	177,496	129,378	233,021	259,598

Cash flows from investing activities:
Additions to property and equipment	(6,136)	(4,684)	(12,506)	(17,441)
Purchase of marketable security investments	—	(15,836)	(10,617)	(20,428)
Proceeds and maturities from marketable security investments	8,345	14,457	45,452	55,052
Investment in software development	(8,694)	(9,094)	(27,447)	(25,557)
Cost of acquisitions, net of cash acquired	(33,665)	(393)	(35,540)	(117,706)
Other	32	174	48	326
Net cash used by investing activities	(40,118)	(15,376)	(40,610)	(125,754)

Cash flows from financing activities:
Payment on term loans	(135,000)	(190,000)	(255,000)	(270,000)
Proceeds from exercise of stock options, net of withheld shares for taxes upon equity award settlement	6,315	4,405	8,438	298
Contributions from employee stock purchase plan	4,029	4,458	11,780	12,614
Net cash used by financing activities	(124,656)	(181,137)	(234,782)	(257,088)

Net increase (decrease) in cash and cash equivalents	12,722	(67,135)	(42,371)	(123,244)
Cash and cash equivalents at beginning of period	118,764	253,062	173,857	309,171

Cash and cash equivalents at end of period	$131,486	$185,927	$131,486	$185,927